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                                                               Exhibit 12.(d)(3)



                                   REVOCABLE
                                     PROXY

                              CELLSTAR CORPORATION
                                 DALLAS, TEXAS

     The undersigned hereby appoints Alan H. Goldfied (the "Proxy"), with full power of substitution, as proxy and hereby authorizes him to represent and to vote all of the shares of Common Stock of CellStar Corporation, a Delaware corporation (the "Company") identified below, at any and all meetings of stockholders and at any adjournments or postponements thereof, or by consent in writing.

     This proxy revokes all prior proxies given by the undersigned.

     This proxy may be revoked by the undersigned upon 90 days' written notice, which 90 day period shall commence when such notice is acutally received by both the Proxy and the Company. Unless the Proxy and the Company have received written notice of such revocation, they shall rely on this proxy to evidence the authority of Proxy to act as set forth herein.

Dated June 2, 1995.

                                        /s/ Hong An Hsien
                                        ---------------------------------------
                                        Hong An Hsien



                         Shares Subject to this Proxy:
                         -----------------------------

Certificate Number:             Number of Shares:               Record Holder:
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        0767                        1,000,000                   Hong An Hsien
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